EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

GROUND LEASE

THIS AMENDMENT No. 1, dated as of June 30, 2005, between KANSAS GAS AND ELECTRIC COMPANY, a corporation organized and operating under the laws of the State of Kansas (“KGE”; together with its successors and assigns as owner of the Ground Interest, the “Lessor”), as lessor, and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to The Connecticut National Bank), a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement with Comcast MO Financial Services, Inc. (formerly named US West Financial Services, Inc.) (the “Owner Participant”) dated as of September 1, 1987 (“Owner Trustee”; together with its successors and assigns as lessee under the Ground Lease of the Ground Interest, including, without limitation, any successor trustee under the Trust Agreement, the “Lessee”), as lessee (this “Amendment”) to the GROUND LEASE dated as of September 1, 1987 between the Lessor and the Lessee (the “Ground Lease”).

W I T N E S S E T H:

WHEREAS, the Lessor and the Lessee are parties to the Ground Lease, pursuant to which KGE leased the Ground Interest to the Owner Trustee in connection with the transactions contemplated by the Participation Agreement dated as of September 1, 1987 among KGE, the Owner Participant, the Owner Trustee and certain other parties named therein (as heretofore amended, the “Participation Agreement”) and the Lease;

WHEREAS, on the date hereof, KGE, the Owner Trustee, the Owner Participant and the Indenture Trustee are entering into a Second Supplemental Participation Agreement dated as of the date hereof (the “Second Supplemental Participation Agreement”) and an Amendment No. 4 to the Lease to, among other things, restructure certain aspects of the transactions contemplated by the Participation Agreement and the Lease;

WHEREAS, in order to effect such restructuring, it is also necessary to amend the Ground Lease as more fully described hereinafter and the parties hereto desire to so amend the Ground Lease;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; REFERENCES

Section 1.01. Definitions; References.

Each capitalized term used herein shall, unless otherwise defined herein, have the meaning ascribed thereto in Appendix A to the Participation Agreement, as amended by the Second Supplemental Participation Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Ground Lease” and each other similar reference contained in the Ground Lease shall from and after the date hereof refer to the Ground Lease as amended hereby.

ARTICLE 2

AMENDMENT OF THE GROUND LEASE

Section 2.01. Amendment Of Section 5. Section 5 of the Ground Lease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 5:

The term of this Ground Lease shall commence on the Funding Date and shall end on the date (the “Ground Lease Termination Date”) which is the earliest of (a) the termination of this Ground Lease pursuant to Section 10 hereof, (b) the date, if ever, on which title to the Assets vests in Lessor and (c) September 29, 2042; provided, that if (A) the preceding clause (c) shall not have been amended in accordance with subsection 5.1 of the Lease and (B) KGE shall have either (1) exercised its rights under the Lease to renew the Lease for a Fair Market Rental Renewal Term or (2) failed to exercise its rights to renew the Lease or purchase the Assets by failing to deliver an irrevocable notice pursuant to both subsections 5.3 and 6.2 of the Lease within the time specified therein, then Owner Trustee shall have the right to cause such clause (c) to be amended by deleting September 29, 2042 and inserting in lieu thereof the last day of the Useful Life, as then determined by an Appraisal Procedure initiated by Owner Trustee on or after the earlier to occur of the commencement of the initial Fair Market Rental Renewal Term or the 179th day preceding the Lease Termination Date; provided, further, that Owner Trustee’s right to have the Useful Life so determined pursuant to the

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immediately preceding proviso may only be exercised once. Notwithstanding the foregoing, if the Sublease terminates on the date set forth in such clause (c) and the Ground Lease would terminate on such date pursuant to such clause (c), then the Ground Lease shall terminate on the day next succeeding the date set forth in such clause (c).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01. Owner Trustee. The Owner Trustee agrees that its representations and warranties set forth in Section 5 of the Second Supplemental Participation Agreement are made for and shall inure to the benefit of Lessor.

Section 3.02 KGE. KGE agrees that its representations and warranties set forth in Section 7 of the Second Supplemental Participation Agreement are made for and shall inure to the benefit of Lessee.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Kansas.

Section 4.02. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 4.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Mark A. Ruelle
Name:	Mark A. Ruelle
Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee pursuant to the Trust Agreement

By:	/s/ Michael M. Hopkins
Name:	Michael M. Hopkins
Title:	Vice President

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
)
COUNTY OF HARTFORD	)

This instrument was acknowledged before me on June 30, 2005 by Michael M. Hopkins as Vice President of U.S. BANK NATIONAL ASSOCIATION, as Owner Trustee.

/s/ Karen R. Felt
Printed Name: Karen R. Felt
Notary Public

(Seal)

My appointment expires:

February 28, 2009

ACKNOWLEDGMENT

STATE OF KANSAS	)
)
COUNTY OF SHAWNEE	)

This instrument was acknowledged before me on June 30, 2005 by Mark A. Ruelle as Vice President and Treasurer of KANSAS GAS AND ELECTRIC COMPANY.

/s/ Merilee K. Martin
Printed Name: Merilee K. Martin
Notary Public

(Seal)

My appointment expires:

July 8, 2007